UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 28, 2013

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500

Bethesda, MD 20814

(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On February 28, 2013, DiamondRock Hospitality Company (the “Company”) issued a press release announcing its financial results for the fiscal quarter and year ended December 31, 2012 (the “Press Release”). The text of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2013, the Board of Directors (the “Board”) of the Company approved the appointment of Robert Tanenbaum as Chief Operating Officer and Executive Vice President, Asset Management of the Company, such appointment to be effective May 1, 2013 upon the retirement of John L. Williams. In this role, Mr. Tanenbaum will join the Company’s executive management team and oversee the Company’s Asset Management Department. Mr. Tanenbaum is expected to formally join the Company as an employee on April 1, 2013, and may provide consulting and other services to the Company prior to that date.

Mr. Tanenbaum brings over 20 years of experience in the hotel industry to the Company. Most recently he was the Principal of Madison Hotel Advisors, LLC, which he founded in 2004. Prior to founding Madison Hotel Advisors, LLC, he was a Vice President of Asset Management with Host Hotels & Resorts from 1996 to 2004. His experience prior to that includes PKF Consulting in San Francisco, CA and Four Seasons Hotels in Chicago, IL and Maui, HI. Mr. Tanenbaum is an active member of the Hospitality Asset Managers Association and is a graduate of the Pennsylvania State University with a Bachelor of Science degree in Hotel Restaurant and Institutional Management.

In connection with Mr. Tanenbaum’s appointment, the Board approved the terms of an offer letter between the Company and Mr. Tanenbaum, which outlines his salary and benefits for 2013. The material terms of the offer letter, as supplemented, are as follows:

•	Mr. Tanenbaum’s 2013 annual base salary will be $400,000.

•	Mr. Tanenbaum will receive a one-time equity-based signing bonus valued at $50,000 consisting of a mix of restricted stock and performance stock units, which is expected to be granted in May 2013.

•	Mr. Tanenbaum will also be eligible for an annual cash bonus, with a target bonus of 80% of his base salary, and a threshold and a maximum bonus of 40% and 160%, respectively, of his base salary.

•

Mr. Tanenbaum will receive an award of $400,000 in equity-based incentive compensation consisting of a mix of restricted stock and performance stock units, which is expected to be granted in May 2013. Thereafter, he will be eligible to receive an annual grant of equity-based incentive compensation at the same time the Compensation Committee of the Board approves the annual grants to other employees of the Company.

It is also expected that Mr. Tanenbaum and the Company will enter into a severance agreement, substantially in the form entered into by other executive officers, except that Mr. Tanenbaum’s severance agreement will not include a tax gross-up provision.

Mr. Tanenbaum does not have any familial relationship requiring disclosure under Item 401(d) of Regulation S-K. Mr. Tanenbaum does not have any related party interests requiring disclosure under Item 404(a) of Regulation S-K. Mr. Tanenbaum is not a director of the Company or any other registered company.

The above descriptions of the offer letter and the form of severance agreement are not complete and are qualified entirely by reference to the text of those agreements, which are filed as an exhibit (with the form of severance agreement filed as Exhibit B to the offer letter) to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are included with this report:

Exhibit No.	Description

10.1	Offer Letter, by and between DiamondRock Hospitality Company and Robert Tanenbaum, dated as of February 22, 2013, as supplemented on February 26, 2013.

99.1	Press release dated February 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: March 1, 2013	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary